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EXHIBIT 1



                            JOINT FILING AGREEMENT

     The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of International Alliance Services, Inc. dated April 21, 1997 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


                                     ALLIANCE HOLDING CORPORATION



Dated:  May 1, 1997                  By:      /s/ Joseph E. LoConti
                                         ---------------------------------------
                                                  Joseph E. LoConti
                                           Chairman of the Board and President




Dated:  May 1, 1997                  By:      /s/ Joseph E. LoConti
                                         ---------------------------------------
                                                  Joseph E. LoConti













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